NUMBER

SB18561

SHARES

LIGAND
PHARMACEUTICALS INCORPORATED

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 53220K 50 4

This Certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS B COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

LIGAND PHARMACEUTICALS INCORPORATED

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

Charles P. Berkman

Secretary

LIGAND PHARMACEUTICALS INCORPORATED CORPORATE SEAL DELAWARE 09/28/87

President and Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the 2006 Preferred Shares Rights Agreement between LIGAND PHARMACEUTICALS INCORPORATED AND MELLON INVESTOR SERVICES LLC as the Rights Agent, dated as of October 13, 2006, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ligand Pharmaceuticals Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Ligand Pharmaceuticals Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common
COM PROP — as community property

UNIF GIFT MIN ACT — .... Custodian .... (Cust) (Minor) under Uniform Gifts to Minors Act .... (State)

UNIF TRF MIN ACT — .... Custodian (until age ....) (Cust) .... under Uniform Transfers (Minor) to Minors Act .... (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ attorney-in-fact

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

X ______________________

X ______________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By ______________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.